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Exhibit 11.  Computation re earnings per share

                        -------------------------------------------------------- --------------------------------------------------
                                               Three Months Ended,                              Six Months Ended,
                        -------------------------------------------------------- --------------------------------------------------
                              June 30, 1998                June 30, 1997                 June 30, 1998             June 30, 1997
                        ---------------------------  --------------------------- -------------------------  -----------------------
                                  Weighted   Per            Weighted   Per                Weighted   Per           Weighted    Per
                                  Average   Share            Average   Share               Average   Share          Average   Share
                          Income  Shares    Amount   Income  Shares    Amount    Income    Shares   Amount  Income  Shares    Amount
                        --------- --------- ------- -------- --------  -------   -------  --------- ------  ------- -------  -------
Basic Earnings per
   Common Share
Income available to
   common shareholders    $1,427     7,193   $0.20   $2,023    7,218     $0.28   $3,405     7,180    $0.47  $4,157   7,174    $0.58
                                            =======                    ========                     ======                   =======

Effect of Dilutive Shares
Options issued to
   management                  -        70                -       74                  -        70                -      74
                        --------- ----------         ------- --------            -------  ---------         ------- -------

Diluted Earnings per
   Common Share           $1,427     7,263   $0.20   $2,023     7,292    $0.28   $3,405     7,250    $0.47  $4,157    7,248   $0.57
                        ========= ========= ======== ======= ========  ========  =======  ========= ======  ======= ======== =======

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